Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements

On November 7, Mountains West Exploration, Inc., a New Mexico corporation, (the “Company” or “MWXI”), completed the acquisition of the membership interest of Secured Digital Storage, LLC, a Nevada LLC, (“SDS”). Pursuant to the terms of the agreement, MWXI assumed all of the liabilities of SDS. The aggregate consideration paid to SDS members’ in connection with the acquisition was 7,500,000 shares of common stock, $70,000 of cash and approximately $50,000 of expenses related to the acquisition, resulting in a $2,595,000 value placed on the acquisition.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Company’s acquisition of SDS on November 7, 2007, on the Company’s historical financial position and its results of operations. The Company derived is historical financial information from the Form 10-KSB issued for the year ended December 31, 2006 and the most recently filed 10-QSB filed for the six month period ended June 30, 2007. The SDS financials for December 31, 2006 were derived from the audited financial statements for such period, with the results from the historical six month period ended June 30, 2007 compiled from SDS’s books and records.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 and for the six month period ended June 30, 2007, assume that the transaction was completed at the beginning of the respective periods. The unaudited pro forma combined balance sheet as of June 30, 2007 assumes that the transaction took place on that date.

The information presented in the unaudited pro forma combined financial states does not purport to represent what the Company’s financial position or results of operations would have been had the transaction occurred as of the dates indicated, nor is it indicative of its future financial position or results of operations for any period. In addition, the Company and SDS may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had both companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. The Company has applied estimates on the value of stock issued and has not yet completed a valuation on the fair value of the assets acquired. The final determination of the fair values may differ materially from the preliminary estimates. The valuation may change the allocations of the purchase price, which could affect the fair values assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statement data.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by the Company with the SEC.

Unaudited Pro Forma Combined Balance Sheet

Mountains West Exploration, Inc. (MWXI) and Secured Digital Storage, LLC (SDS)

June 30, 2006

	Historical		Pro Forma
ASSETS:	MWXI	SDS	Adjustments			Combined
Current assets
Cash	$150	$28,212				$28,362
Accounts receivable		—				—
Prepaid expenses		—				—

Total current assets	150	28,212	—			28,362

Intangible assets	—	—	2,696,893	[1]	)	2,696,893

Total assets	150	28,212	2,696,893			2,725,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	125,308	109,054				234,362
Accrued expenses	47,933	21,051				68,984
Note payable	2,500	—				2,500

Total current liabilities	175,741	130,105	—			305,846

Long term liabilities
Debt	933,500					933,500

Total long term liabilities	933,500	—	—			933,500

Total liabilities	1,109,241	130,105	—			1,239,346

Stockholders’ equity
Common stock, no par value	1,582,786	494,118	2,100,882	[2]	)	4,177,786
Retained deficit	(2,691,877)	(596,011)	596,011	[2]	)	(2,691,877)

Total stockholders’ equity (deficit)	(1,109,091)	(101,893)	2,696,893			1,485,909

Total liabilities and stockholders’ equity (deficit)	$150	$28,212	$2,696,893			$2,725,255

See notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statements of Operations

Mountains West Exploration, Inc. (MWXI) and Secured Digital Storage, LLC (SDS)

For the year ended December 31, 2006

	Historical		Pro Forma
	MWXI	SDS	Adjustments		Combined
Total revenues	$—	$—			$—

Operating expenses	631,086	347,549			978,635

Operating profit	(631,086)	(347,549)	—		(978,635)

Interest expense (Income)	20,700	(5,704)			14,996

Net loss	$(651,786)	$(341,845)	$—		$(993,631)

Loss per share	(0.50)		—		(0.11)
Weighted average shares outstanding	1,300,018		7,500,000	3)	8,800,018

See notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statements of Operations

Mountains West Exploration, Inc. (MWXI) and Secured Digital Storage, LLC (SDS)

For the six month period ended June 30, 2007

	Historical		Pro Forma
	MWXI	SDS	Adjustments		Combined
Total revenues	$—	$—			$—

Operating expenses	631,086	347,549			978,635

Operating profit	(631,086)	(347,549)	—		(978,635)

Interest expense (Income)	20,700	(5,704)			14,996

Net loss	$(651,786)	$(341,845)	$—		$(993,631)

Loss per share	(0.50)		—		(0.11)
Weighted average shares outstanding	1,300,018		7,500,000	3)	8,800,018

See notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Pro Forma Presentation.

On November 7, Mountains West Exploration, Inc., a New Mexico corporation, (the “Company” or “MWXI”), completed the acquisition of the membership interest of Secured Digital Storage, LLC, a Nevada LLC, (“SDS”). Pursuant to the terms of the agreement, MWXI assumed all of the liabilities of SDS. The aggregate consideration paid to SDS members’ in connection with the acquisition was 7,500,000 shares of common stock, $70,000 of cash and approximately $50,000 of expenses related to the acquisition, resulting in a $2,595,000 value placed on the acquisition.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Company’s acquisition of SDS on November 7, 2007, on the Company’s historical financial position and its results of operations. The Company derived is historical financial information from the Form 10-KSB issued for the year ended December 31, 2006 and the most recently filed 10-QSB filed for the six month period ended June 30, 2007. The SDS financials for December 31, 2006 were derived from the audited financial statements for such period, with the results from the historical six month period ended June 30, 2007 compiled from SDS’s books and records.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 and for the six month period ended June 30, 2007, assume that the transaction was completed at the beginning of the respective periods. The unaudited pro forma combined balance sheet as of June 30, 2007 assumes that the transaction took place on that date.

The Company will hire a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including the identification of the value of intangible assets that existed at the date of the acquisition of SDS. Under the purchase method of accounting, the total estimated consideration as shown in the table below based on high level estimated values as of June 30, 2007 for the purpose of illustrating the unaudited pro forma combined balance sheet. The estimated consideration is allocated as follows:

Total Consideration
MWSI Stock	$2,475,000
Professional Fees	50,000
Advances to SDS	70,000
2,595,000

Assets acquired and liabilties assumed:
Current assets	28,212
Liabilties assumed	(130,105)
Net liabilties assumed	(101,893)

Goodwill	2,696,893
$2,595,000

The excess of the total purchase price over the preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $2.7 million, which has been allocated to goodwill, pending the valuation to be performed by an independent third-party firm. A final determination of the fair values could differ materially from the preliminary estimates.

2.	Pro forma adjustments.

Certain reclassifications have been made to conform to SDS’s historical amounts to the Company’s financial statement presentation.

1)	Represents the goodwill recorded from the acquisition.
2)	Represents the elimination of SDS’s equity and the resulting value of the 7,500,000 shares issued and other consideration paid for the acquisition.
3)	Represents the total shares of common stock issued in conjunction with the acquisition.